Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2021 Second Quarter Results
Total Revenues of $353.7M, up 33% Year-over-year;
Subscription Services Revenues of $283.5M, up 30% Year-over-year

PLEASANTON, CA - August 27, 2020 - Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its fiscal second quarter ended July 31, 2020.
“We are focused on helping the industry as the move to streamline drug development and enable digital engagement has gone from strategic imperative to operational necessity,” said CEO Peter Gassner. “Our team's dedication to customer success, bringing creative solutions, and delivering significant product innovations with speed, is more important than ever as life sciences steps up to meet the challenge of a lifetime.”
Fiscal 2021 Second Quarter Results:
•Revenues: Total revenues for the second quarter were $353.7 million, up from $266.9 million one year ago, an increase of 33% year-over-year. Subscription services revenues for the second quarter were $283.5 million, up from $217.3 million one year ago, an increase of 30% year-over-year.
•Operating Income and Non-GAAP Operating Income(1): Second quarter operating income was $90.1 million, compared to $73.9 million one year ago, an increase of 22% year-over-year. Non-GAAP operating income for the second quarter was $144.4 million, compared to $103.7 million one year ago, an increase of 39% year-over-year.
•Net Income and Non-GAAP Net Income(1): Second quarter net income was $93.6 million, compared to $79.2 million one year ago, an increase of 18% year-over-year. Non-GAAP net income for the second quarter was $116.4 million, compared to $87.7 million one year ago, an increase of 33% year-over-year.
•Net Income per Share and Non-GAAP Net Income per Share(1): For the second quarter, fully diluted net income per share was $0.58, compared to $0.50 one year ago, while non-GAAP fully diluted net income per share was $0.72, compared to $0.55 one year ago.
“Demand for our products and services remains strong as life sciences companies pursue strategic initiatives across R&D and commercial,” said CFO Tim Cabral. “Given the opportunity ahead, we continue to invest for product excellence, customer success, and long-term growth.”
Recent Highlights:
•MyVeeva for Doctors to Make it Easy for Healthcare Professionals to Get the Information They Need — Unveiled at Veeva Commercial Summit, MyVeeva for Doctors is a website and mobile application that will give healthcare professionals access to contacts, content, and services from across pharma companies and brands – all in a single place. By having quick and easy access to the information they need, doctors can better help their patients. The new offering is targeted for release at the end of the year for the U.S. market.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.

•Innovation and Product Excellence Drives Leadership in Clinical — The quarter marked a number of important milestones including Veeva Vault CTMS’s selection as the global standard by another top 20 pharma and its first top 7 CRO. The company also had a strategic Veeva Vault CDMS win for a number of complex oncology trials with a new top 20 pharma. Overall, more companies are turning to Veeva for its innovation in clinical, including more than 300 Vault eTMF and 70 Vault CTMS customers, and over 100 clinical trials have started on Vault CDMS.
•Record Quarter for Veeva Vault Quality — Record sales of Vault Quality applications in the second quarter were fueled by a number of key wins and expansions. Building on their success with Veeva Vault, two top 20 pharma customers standardized on Vault QMS and another top 20 added Vault QualityDocs enterprise-wide. More than 120 customers with Vault QMS and QualityDocs can bring together quality work processes and quality documentation into a single system, enabled by Veeva Vault's unique ability to support both content-centric and data-centric applications on a single platform.
Financial Outlook:
Veeva is providing guidance for its fiscal third quarter ending October 31, 2020 as follows:
•Total revenues between $360 and $362 million.
•Non-GAAP operating income between $138 and $140 million(2).
•Non-GAAP fully diluted net income per share between $0.66 and $0.68(2).
Veeva is providing guidance for its fiscal year ending January 31, 2021 as follows:
•Total revenues between $1,415 and $1,420 million.
•Non-GAAP operating income between $540 and $545 million(2).
•Non-GAAP fully diluted net income per share between $2.64 and $2.67(2).
Conference Call Information

What:	Veeva’s Fiscal 2021 Second Quarter Results Conference Call
When:	Thursday, August 27, 2020
Time:	1:30 p.m. PT (4:30 p.m. ET)
Online Registration:	www.directeventreg.com
Conference ID 8170917
Webcast:	ir.veeva.com
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at ir.veeva.com.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	2

___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third fiscal quarter ending October 31, 2020 or fiscal year ending January 31, 2021 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	3

About Veeva Systems
Veeva Systems Inc. is the leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva serves more than 900 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. Veeva has more than 400 Commercial Cloud customers and more than 590 Development Cloud customers. Veeva is headquartered in the San Francisco Bay Area, with offices throughout North America, Europe, Asia, and Latin America. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements, including the quotations from management, the statements in “Financial Outlook,” and other statements regarding Veeva’s future performance, outlook, and guidance and the assumptions underlying those statements, market growth, the benefits from the use of Veeva’s solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) the impact of the COVID-19 pandemic (including the impact to the life sciences industry, impact on general economic conditions, and government responses, restrictions, and actions related to the pandemic); (ii) breaches in our security measures or unauthorized access to our customers’ data; (iii) our expectation that the future growth rate of our revenues will decline; (iv) competitive factors, including but not limited to pricing pressures, consolidation among our competitors, entry of new competitors, the launch of new products and marketing initiatives by our existing competitors, and difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers; (v) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established applications, like Veeva CRM; (vi) fluctuation of our results, which may make period-to-period comparisons less meaningful; (vii) our ability to integrate Crossix Solutions Inc. and Physicians World, LLC into our business and achieve the expected benefits of the acquisitions, including as a result of the impact of the COVID-19 pandemic on these businesses; (viii) loss of one or more customers, particularly any of our large customers; (ix) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure; (x) our ability to attract and retain highly skilled employees and manage our growth effectively; (xi) failure to sustain the level of profitability we have achieved in the past as our costs increase; (xii) adverse changes in the life sciences industry, including as a result of customer mergers; (xiii) adverse changes in economic, regulatory, international trade relations, or market conditions, including with respect to natural disasters or actual or threatened public health emergencies; (xiv) a decline in new subscriptions that may not be immediately reflected in our operating results due to the ratable recognition of our subscription revenue; and (xv) pending, threatened, or future legal proceedings and related expenses.
Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filing on Form 10-Q for the period ended April 30, 2020. This is available on the company’s website at veeva.com under the Investors section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.
###
Investor Relations Contact:
Rick Lund
Veeva Systems Inc.
925-271-9816
ir@veeva.com
Media Contact:
Roger Villareal
Veeva Systems Inc.
925-264-8885
pr@veeva.com

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$795,782	$476,733
Short-term investments	699,707	610,015
Accounts receivable, net	220,803	389,690
Unbilled accounts receivable	36,650	32,817
Prepaid expenses and other current assets	32,490	21,869
Total current assets	1,785,432	1,531,124
Property and equipment, net	52,576	54,752
Deferred costs, net	34,645	35,585
Lease right-of-use assets	51,286	49,132
Goodwill	438,529	438,529
Intangible assets, net	124,420	134,601
Deferred income taxes, noncurrent	12,167	11,870
Other long-term assets	17,354	16,184
Total assets	$2,516,409	$2,271,777

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,476	$19,420
Accrued compensation and benefits	27,494	25,619
Accrued expenses and other current liabilities	22,763	21,620
Income tax payable	2,464	5,613
Deferred revenue	421,167	468,887
Lease liabilities	11,118	10,013
Total current liabilities	501,482	551,172
Deferred income taxes, noncurrent	1,824	2,417
Lease liabilities, noncurrent	46,187	44,815
Other long-term liabilities	10,189	7,779
Total liabilities	559,682	606,183
Stockholders’ equity:
Class A common stock	2	1
Class B common stock	—	—
Additional paid-in capital	850,776	745,475
Accumulated other comprehensive income	6,170	460
Retained earnings	1,099,779	919,658
Total stockholders’ equity	1,956,727	1,665,594
Total liabilities and stockholders’ equity	$2,516,409	$2,271,777

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Revenues:
Subscription services(4)	$283,502	$217,312	$553,737	$415,427
Professional services and other(5)	70,181	49,588	137,052	96,225
Total revenues	353,683	266,900	690,789	511,652
Cost of revenues(3):
Cost of subscription services	43,400	31,480	86,612	61,858
Cost of professional services and other	53,804	38,738	105,472	73,863
Total cost of revenues	97,204	70,218	192,084	135,721
Gross profit	256,479	196,682	498,705	375,931
Operating expenses(3):
Research and development	70,053	51,146	132,290	96,119
Sales and marketing	59,172	45,821	114,927	85,438
General and administrative	37,173	25,859	73,842	49,349
Total operating expenses	166,398	122,826	321,059	230,906
Operating income	90,081	73,856	177,646	145,025
Other income, net	2,881	7,332	6,295	13,493
Income before income taxes	92,962	81,188	183,941	158,518
Provision for (benefit from) income taxes	(589)	1,946	3,820	5,827
Net income	$93,551	$79,242	$180,121	$152,691

Net income per share:
Basic	$0.62	$0.54	$1.20	$1.04
Diluted	$0.58	$0.50	$1.12	$0.96

Weighted-average shares used to compute net income per share:
Basic	150,413	147,510	149,982	147,116
Diluted	160,840	158,675	160,309	158,339
Other comprehensive income:
Net change in unrealized gains on available-for- sale investments	1,131	461	2,428	1,423
Net change in cumulative foreign currency translation loss	2,893	(1,742)	3,282	(2,444)
Comprehensive income	$97,575	$77,961	$185,831	$151,670

(3) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription services	$1,532	$583	$2,551	$968
Cost of professional services and other	7,318	4,458	12,392	7,436
Research and development	16,437	9,509	27,838	15,833
Sales and marketing	11,186	7,177	19,378	12,325
General and administrative	12,893	6,643	24,114	12,564
Total stock-based compensation	$49,366	$28,370	$86,273	$49,126

(4) Includes subscription services revenues from the following product areas:
Veeva Commercial Cloud	$144,815	$112,593	$287,392	$218,390
Veeva Vault	138,687	104,719	266,345	197,037
Total subscription services	$283,502	$217,312	$553,737	$415,427

(5) Includes professional services revenues from the following product areas:
Veeva Commercial Cloud	$26,618	$16,571	$53,994	$33,792
Veeva Vault	43,563	33,017	83,058	62,433
Total professional services	$70,181	$49,588	$137,052	$96,225

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	6

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income	$93,551	$79,242	$180,121	$152,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,317	3,881	15,195	7,781
Reduction of operating lease right-of-use assets	3,092	1,680	6,089	3,218
Accretion of discount on short-term investments	496	(1,096)	485	(2,274)
Stock-based compensation	49,366	28,370	86,273	49,126
Amortization of deferred costs	5,324	4,843	10,075	9,692
Deferred income taxes	(504)	921	(1,638)	1,339
(Gain) Loss on foreign currency from mark-to-market derivative	(98)	42	(5)	(38)
Bad debt (expense) recovery	514	(159)	121	(312)
Changes in operating assets and liabilities:
Accounts receivable	14,606	18,804	168,766	158,314
Unbilled accounts receivable	619	1,982	(3,833)	(3,262)
Deferred costs	(5,793)	(4,427)	(9,135)	(9,028)
Income taxes payable	(3,141)	611	(4,991)	949
Other current and long-term assets	(11,683)	(1,338)	(11,132)	(4,097)
Accounts payable	914	379	(3,516)	(37)
Accrued expenses and other current liabilities	125	2,672	2,816	1,913
Deferred revenue	(49,166)	(35,225)	(47,689)	(27,311)
Operating lease liabilities	(2,456)	(1,889)	(5,267)	(3,518)
Other long-term liabilities	2,237	1,180	4,757	1,616
Net cash provided by operating activities	105,320	100,473	387,492	336,762
Cash flows from investing activities
Purchases of short-term investments	(267,749)	(209,195)	(456,567)	(438,089)
Maturities and sales of short-term investments	229,224	187,772	369,566	376,737
Long-term assets	(5,407)	(1,378)	(5,140)	(2,991)
Net cash used in investing activities	(43,932)	(22,801)	(92,141)	(64,343)
Cash flows from financing activities
Reduction of lease liabilities - finance leases	(251)	(239)	(499)	(488)
Proceeds from exercise of common stock options	9,278	3,620	19,059	7,011
Net cash provided by financing activities	9,027	3,381	18,560	6,523
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,734	(1,742)	3,282	(2,444)
Net change in cash, cash equivalents, and restricted cash	73,149	79,311	317,193	276,498
Cash, cash equivalents, and restricted cash at beginning of period	723,841	749,365	479,797	552,178
Cash, cash equivalents, and restricted cash at end of period	$796,990	$828,676	$796,990	$828,676

Supplemental disclosures of other cash flow information:
Excess tax benefits from employee stock plans	$22,123	$17,026	$41,738	$30,578

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	7

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Cost of subscription services revenues on a GAAP basis	$43,400	$31,480	$86,612	$61,858
Stock-based compensation expense	(1,532)	(583)	(2,551)	(968)
Amortization of purchased intangibles	(1,174)	(688)	(2,768)	(1,355)
Cost of subscription services revenues on a non-GAAP basis	$40,694	$30,209	$81,293	$59,535

Gross margin on subscription services revenues on a GAAP basis	84.7%	85.5%	84.4%	85.1%
Stock-based compensation expense	0.5	0.3	0.5	0.3
Amortization of purchased intangibles	0.4	0.3	0.4	0.3
Gross margin on subscription services revenues on a non-GAAP basis	85.6%	86.1%	85.3%	85.7%

Cost of professional services and other revenues on a GAAP basis	$53,804	$38,738	$105,472	$73,863
Stock-based compensation expense	(7,318)	(4,458)	(12,392)	(7,436)
Amortization of purchased intangibles	(138)	—	(273)	—
Cost of professional services and other revenues on a non-GAAP basis	$46,348	$34,280	$92,807	$66,427

Gross margin on professional services and other revenues on a GAAP basis	23.3%	21.9%	23.0%	23.2%
Stock-based compensation expense	10.5	9.0	9.1	7.8
Amortization of purchased intangibles	0.2	—	0.2	—
Gross margin on professional services and other revenues on a non-GAAP basis	34.0%	30.9%	32.3%	31.0%

Gross profit on a GAAP basis	$256,479	$196,682	$498,705	$375,931
Stock-based compensation expense	8,850	5,041	14,943	8,404
Amortization of purchased intangibles	1,312	688	3,041	1,355
Gross profit on a non-GAAP basis	$266,641	$202,411	$516,689	$385,690

Gross margin on total revenues on a GAAP basis	72.5%	73.7%	72.2%	73.5%
Stock-based compensation expense	2.5	1.9	2.2	1.6
Amortization of purchased intangibles	0.4	0.3	0.4	0.3
Gross margin on total revenues on a non-GAAP basis	75.4%	75.9%	74.8%	75.4%

Research and development expense on a GAAP basis	$70,053	$51,146	$132,290	$96,119
Stock-based compensation expense	(16,437)	(9,509)	(27,838)	(15,833)
Amortization of purchased intangibles	(29)	—	(57)	—
Research and development expense on a non-GAAP basis	$53,587	$41,637	$104,395	$80,286

Sales and marketing expense on a GAAP basis	$59,172	$45,821	$114,927	$85,438
Stock-based compensation expense	(11,186)	(7,177)	(19,378)	(12,325)
Amortization of purchased intangibles	(3,568)	(825)	(6,970)	(1,728)
Sales and marketing expense on a non-GAAP basis	$44,418	$37,819	$88,579	$71,385

General and administrative expense on a GAAP basis	$37,173	$25,859	$73,842	$49,349
Stock-based compensation expense	(12,893)	(6,643)	(24,114)	(12,564)
Amortization of purchased intangibles	(57)	—	(113)	—
General and administrative expense on a non-GAAP basis	$24,223	$19,216	$49,615	$36,785

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	9

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended July 31,		Six months ended July 31,
	2020	2019	2020	2019
Operating expense on a GAAP basis	$166,398	$122,826	$321,059	$230,906
Stock-based compensation expense	(40,516)	(23,329)	(71,330)	(40,722)
Amortization of purchased intangibles	(3,654)	(825)	(7,140)	(1,728)
Operating expense on a non-GAAP basis	$122,228	$98,672	$242,589	$188,456

Operating income on a GAAP basis	$90,081	$73,856	$177,646	$145,025
Stock-based compensation expense	49,366	28,370	86,273	49,126
Amortization of purchased intangibles	4,966	1,513	10,181	3,083
Operating income on a non-GAAP basis	$144,413	$103,739	$274,100	$197,234

Operating margin on a GAAP basis	25.4%	27.6%	25.7%	28.4%
Stock-based compensation expense	14.0	10.6	12.5	9.6
Amortization of purchased intangibles	1.4	0.6	1.5	0.6
Operating margin on a non-GAAP basis	40.8%	38.8%	39.7%	38.6%

Net income on a GAAP basis	$93,551	$79,242	$180,121	$152,691
Stock-based compensation expense	49,366	28,370	86,273	49,126
Amortization of purchased intangibles	4,966	1,513	10,181	3,083
Income tax effect on non-GAAP adjustments(1)	(31,521)	(21,379)	(55,063)	(38,426)
Net income on a non-GAAP basis	$116,362	$87,746	$221,512	$166,474

Diluted net income per share on a GAAP basis	$0.58	$0.50	$1.12	$0.96
Stock-based compensation expense	0.31	0.17	0.54	0.31
Amortization of purchased intangibles	0.03	0.01	0.06	0.02
Income tax effect on non-GAAP adjustments(1)	(0.20)	(0.13)	(0.34)	(0.24)
Diluted net income per share on a non-GAAP basis	$0.72	$0.55	$1.38	$1.05
________________________
(1)For the three and six months ended July 31, 2020 and 2019, management used an estimated annual effective non-GAAP tax rate of 21.0%.

® 2020 Veeva Systems Inc. All rights reserved. Veeva and the Veeva logo are trademarks of Veeva Systems Inc. Veeva Systems Inc. owns other registered and unregistered trademarks.	10